                                                                    Exhibit 10.1

                             SHAREHOLDERS' AGREEMENT

        AGREEMENT, made as of the 4th day of June, 1998, by and among STRIDE & ASSOCIATES, INC., a Delaware corporation (the "Company"), those persons identified on the signature pages hereof as principal shareholders (collectively, the "Principal Shareholders"), those persons identified on the signature page hereof as employee shareholders, and any other employee shareholder who hereafter becomes a party to this Agreement (collectively, the "Management Shareholders" and together with the Principal Shareholders, the "Non-Investor Shareholders"), and those persons identified on the signature page hereof as investor shareholders (collectively, the "Investors" and, together with the Principal Shareholders and the Management Shareholders, the "Shareholders").

        WHEREAS, the Investors are acquiring an aggregate of 24,802.5 shares of Series A Convertible Preferred Stock, par value $.01 per share, of the Company (the "Preferred Stock") and 49.5 shares of Common Stock, par value $.01 per share, pursuant to the terms of a Securities Purchase and Redemption Agreement dated as of June 4, 1998, among the Company, the Investors, and the Principal Shareholders (the "Purchase Agreement");

        WHEREAS, upon consummation of the transactions pursuant to the Purchase Agreement, the Principal Shareholders own an aggregate of 80 shares of Common Stock and the Management Shareholders own an aggregate of 11.3 shares of Common Stock; and

        WHEREAS, it is a condition to the obligations of the parties under the Purchase Agreement that this Agreement be executed by the parties hereto, and the parties are willing to execute this Agreement and to be bound by the provisions hereof.

        NOW, THEREFORE, in consideration of the foregoing, the agreements set forth below, and the parties' desire to provide for continuity of ownership of the Company to further the interests of the Company and its present and future shareholders, the parties hereby agree with each other as follows:

        1. DEFINITION OF SHARES. As used in this Agreement, "Shares" shall mean and include all shares of the Common Stock of the Company now owned or hereafter acquired by a Shareholder, including, without limitation, shares of Common Stock issued upon exercise of options now owned or hereafter acquired. Other terms used as defined terms herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement.

        2. PROHIBITED TRANSFERS. No Non-Investor Shareholder shall sell, assign, transfer, pledge, hypothecate, mortgage, encumber or dispose of all or any of his or her Shares except in compliance with the terms of this Agreement. Notwithstanding anything to the contrary contained in this Agreement, (a) a Non-Investor Shareholder may transfer without the necessity of prior approval all or any of his or her Shares by way of gift to his or her spouse or children (including adopted children), to any of his or her lineal descendants or ancestors, or to any trust for the benefit of any one or more of such Non-Investor Shareholder, his or her spouse or children (including adopted children), or his or her lineal descendants or ancestors, (b) a Shareholder may transfer all or any of his or her Shares by will or the laws of descent and distribution, (c) a Non-Investor Shareholder may transfer up to an aggregate of 20% (except in the case of Mr. Devine such percentage shall be 25%) of the Shares owned on the date hereof to one or more Persons in one or more bona fide gift transactions, including without limitation to charitable institutions, and (d) any Investor Shareholder may transfer Shares to an Affiliate of such transferor; provided that any such transferee under clause (a), (b), (c) or (d) of this Section 2 (referred to herein as "Permitted Transferees") shall agree in writing with the Company and the other Shareholders, as a condition to such transfer, to be bound by all of the provisions of this Agreement to the same extent as if such transferee were the Shareholder transferring such Shares.

        3.      RIGHT OF FIRST REFUSAL ON DISPOSITIONS.

                (a) If at any time a Non-Investor Shareholder (a "Selling Non-Investor Shareholder") desires to sell or otherwise transfer all or any part of his or her Shares pursuant to a bona fide offer from a third party (the "Proposed Transferee"), the Selling Non-Investor Shareholder shall submit a written offer (the "Offer") by delivering the Offer to the Company and the Investors to sell such Shares (the "Offered Shares") to the Company and the Investors on the terms and conditions, including price, that the Selling Non-Investor Shareholder proposes to sell such Offered Shares to the Proposed Transferee. The Offer shall disclose the identity of the Proposed Transferee, the number of Offered Shares proposed to be sold, the total number of Shares owned by the Selling Non-Investor Shareholder, the terms and conditions, including price, of the proposed sale, and any other material facts relating to the proposed sale. The Offer shall further state (i) that the Company and the Investors may acquire, in accordance with the provisions of this Agreement, all (but not less than all) of the Offered Shares for the price and upon the other terms and conditions set forth therein and (ii), if all such Offered Shares are not purchased by the Company and the Investors, the Investors who have not purchased any such Offered Shares pursuant to this Section 3 may exercise their rights provided pursuant to Section 4 hereof.

                (b) The Company shall have the first right to purchase the Offered Shares. If the Company desires to purchase all of the Offered Shares, it shall communicate in writing its election to purchase any of the Offered Shares to the Selling Non-Investor Shareholder and the Investors, which communication shall state the number of Offered Shares that the Company desires to purchase and the number of Offered Shares, if any, remaining for purchase by the

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Investors pursuant to Section (c) below, and shall be given within 10 days of the date the Offer was made.

                (c) If the Company does not elect to purchase all of the Offered Shares within the time period specified above, each Investor shall have the right to purchase that number of remaining Offered Shares as shall be equal to the number of such remaining Offered Shares multiplied by a fraction, the numerator of which shall be the number of Shares which each such Investor owns or has the right to acquire upon the exercise of options or warrants which are then exercisable, and the denominator of which shall be the aggregate number of Shares which all of the Investors who elect to purchase the Offered Shares own or have the right to acquire upon the exercise of options or warrants which are then exercisable. The amount of such Offered Shares that each Investor is entitled to purchase under this Section 3(c) shall be referred to as its "Pro Rata Fraction."

                (d) The Investors shall have a right of oversubscription such that if any Investor fails to accept the Offer as to its full Pro Rata Fraction, the remaining Investors shall, among them, have the right to purchase up to the balance of the remaining Offered Shares not so purchased. The Investors may exercise such right of oversubscription by accepting the Offer for the remaining Offered Shares as to more than their Pro Rata Fraction. If, as a result thereof, such oversubscriptions exceed the total number of the Offered Shares available in respect of such oversubscription privilege, the oversubscribing Investors shall be cut back with respect to over subscriptions on a pro rata basis in accordance with their respective Pro Rata Fractions or as they may otherwise agree among themselves.

                (e) Those Investors who desire to purchase all of the remaining Offered Shares shall communicate in writing their election to purchase to the Selling Non-Investor Shareholder, which communication shall state the number of remaining Offered Shares which each such Investor desires to purchase and shall be provided to the Selling Non-Investor Shareholder within 15 days of the date the Offer was made. Such communication, together with the communication of the Company specified above, shall, when taken in conjunction with the Offer and subject to the condition that the Company and the Investors agree in the aggregate to purchase no less than all of the Offered Shares, be deemed to constitute a valid, legally binding and enforceable agreement for the sale and purchase of such Offered Shares. Sales of such Offered Shares to be sold to the Company and the Investors pursuant to this Section 3 shall be made at the offices of the Company within 30 days following the date the Offer was made.

                (f) If the Company and the Investor Shareholders do not purchase all of the Offered Shares, all, but not fewer than all, of the Offered Shares may be sold by the Selling Non- Investor Shareholder at any time within 120 days after the date the Offer was made, subject to the provisions of Section 4. Any such sale shall be to the Proposed Transferee, at not less than the price and upon other terms and conditions, if any, not more favorable to the Proposed

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Transferee than those specified in the Offer. If the Offered Shares are not sold within such 120- day period, they shall continue to be subject to the requirements of a prior offer pursuant to this Section 3, and may not be transferred except in compliance with the provisions of this Section 3. If Offered Shares are sold pursuant to this Section 3 to any purchaser who is not a party to this Agreement, the purchaser of such Offered Shares shall execute a counterpart of this Agreement as a precondition of the purchase of such Offered Shares and any Offered Shares sold to such purchaser shall continue to be subject to the provisions of this Agreement.

        4.      RIGHT OF PARTICIPATION IN SALES.

                (a) If at any time any Shareholder desires to sell all or any part of the Shares owned by him, her or it to any third party (the "Selling Shareholder") and those Shares to be transferred (in the case of the Selling Non-Investor Shareholder) have not been purchased by the Company and the Investors under Section 3, each Investor Shareholder and Principal Shareholder shall have the right to sell to the third party, as a condition to such sale by the Selling Shareholder, at the same price per share and on the same terms and conditions as involved in such sale by the Shareholder, a PRO RATA portion of the amount of Shares proposed to be sold to the third party. The "PRO RATA portion" of Shares which the Shareholder shall be entitled to sell to the third party shall be that number of Shares as shall equal the number of Shares proposed to be sold to the third party multiplied by a fraction, the numerator of which is the aggregate of all shares of Common Stock which the Investor Shareholder or Principal Shareholder wishing to participate in the sale then holds or has the right to acquire upon exercise of options or warrants which are then exercisable, and the denominator of which is the aggregate of all shares of Common Stock which are held by all Shareholders wishing to participate in any sale under this Section 4 and the Selling Shareholder, or which such Persons have the right to acquire upon exercise of options or warrants which are then exercisable.

                (b) If the Selling Shareholder wishes to make a sale to a third party which is subject to this Section 4, the Selling Shareholder shall, after complying with the provisions of Section 3, give to each other Investor Shareholder and each Principal Shareholder notice of such proposed sale, and stating that all Shares were not purchased pursuant to the Offer as discussed in
Section 3. Such notice shall be given at least 20 days prior to the date of the proposed sale to the third party. Each Investor Shareholder and Principal Shareholder wishing to so participate in any sale under this Section 4 shall notify the Selling Shareholder in writing of such intention within 15 days after such Investor Shareholder and Principal Shareholder's receipt of the notice described in the preceding sentence.

                (c) The Selling Shareholder and each participating Investor Shareholder and Principal Shareholder shall sell to the third party all, or at the option of the third party, any part of the Shares proposed to be sold by them at not less than the price and upon other terms and conditions, if any, not more favorable to the third party than those in the notice provided by the

Selling Shareholder under subparagraph (b) above; PROVIDED, HOWEVER, that any purchase of less than all of such Shares by the third party shall be made from the Selling Shareholder and each participating Investor Shareholder and Principal Shareholder PRO RATA based upon the relative number of the Shares that the Selling Shareholder and each participating Shareholder is otherwise entitled to sell pursuant to Section 4(a).

                (d) If any Shares are sold pursuant to this Section 4 to any purchaser who is not a party to this Agreement, the purchaser of such Shares shall execute a counterpart of this Agreement as a precondition to the purchase of such Shares and such Shares shall continue to be subject to the provisions of this Agreement.

        5.      TAKE ALONG, COME ALONG AND FORCED SALE RIGHTS.

                (a) If any one or more of the Investors (the "Selling Investors") wish to sell to an unaffiliated third party at least 90% of the Shares owned by such Selling Investors (a "Sale") which represent at least fifty-one percent (51%) of the number of Shares then outstanding, and the Board of Directors of the Company has approved of such Sale, then, upon the written request of the Selling Investors (the "Sale Request"), each Shareholder shall be obligated to, and shall (i) sell, transfer and deliver, or cause to be sold, transferred and delivered, to such third party, the same percentage of Shares owned by such Shareholder as equals the number of Shares being sold by the Investors who give the sale request divided by the total number of Shares owned by such Investors, at the same price per share and on the same terms, including, without limitation, representations, warranties, and covenants, applicable to the Investors, and (ii) if, stockholder approval of the transaction is required, vote his or her Shares in favor thereof.

                (b) In the event of a Sale to an unaffiliated third party as contemplated in Section 5(a) above, each Principal Shareholder shall, if the Selling Investors do not exercise their "take-along" rights in Section 5(a) above, have the right to require the Selling Investors to include such Principal Shareholder's Shares in the Sale on the same terms as the Selling Investors' Shares, which such right shall be exercisable by the delivery of written notice to the Company and the Selling Investors at least twenty (20) days prior to the date proposed for the closing of the Sale.

                (c) Not less than thirty (30) days prior to the date proposed for the closing of any Sale, the Selling Investors shall give written notice to Principal Shareholders and each other Investor, setting forth in reasonable detail the name or names of the buyer, the terms and conditions of the Sale, including the purchase price, and the proposed closing date.

                (d) At any time after June 4, 2004, each of (i) Investors owning at least a majority of the Shares owned by all Investors and (ii) Principal Shareholders owning at least a majority of the Shares owned by all Principal Shareholders, acting separately, may elect to cause the Company to effect a Liquidity Event (as defined in the Purchase Agreement) in which event each of the Shareholders agrees to cooperate fully with any and all actions taken by the Company or others to effectuate such a Liquidity Event, including exercising his, her or its voting and consent rights to approve such event.

        6.      ELECTION OF DIRECTORS.

                (a) At each annual meeting of the shareholders of the Company, and at each special meeting of the shareholders of the Company called for the purpose of electing directors of the Company, and at any time at which shareholders of the Company shall have the right to, or shall, vote for directors of the Company, then, and in each event, the Shareholders (and all transferees of their shares) shall vote all Shares owned by them for the election of a Board of Directors consisting initially of not more than nine directors, subject to enlargement in accordance with the provisions of subparagraph (a)(ii) and subparagraph (b) of this Section 6, designated as follows:

                         (i) Each Principal Shareholder shall be entitled to
                designate one (1) Director, who shall initially be such Principal Shareholder; provided, however, that if any Principal Shareholder ceases to own at least fifty percent (50%) of the Shares owned by him or her as of the date of this Agreement, the Director to be designated by such Principal Shareholder shall thereafter be designated by a majority in interest of all Principal Shareholders;

                         (ii) A majority in interest of the Investors shall have
                the right to designate four (4) Directors, two of whom shall initially be Thomas S. Roberts and Scott Collins; provided that, in the event a Director is added to the Board pursuant to Section (b) hereof, the Investors shall have the right to designate an additional Director bringing the total number of Directors to eleven (11); and

                         (iii) A majority of the Directors named pursuant to
                clause (i) above and a majority of the Directors named pursuant to clause (ii) above shall designate one (1) Director who shall be an independent director unaffiliated with any of the Shareholders.

                (b) At such time, if ever, as the Board of Directors appoints a Chief Executive Officer who is not designated as a Director in accordance with the foregoing provisions, then the Board of Directors shall be expanded to eleven members and such Chief Executive Officer shall be elected to the Board of Directors and a majority in interest of the Investors shall designate an additional Director pursuant to subparagraph (a)(ii) hereof.

                (c) Each Investor and Principal Shareholder (and all transferees of their Shares) agrees to vote his, her or its Shares, in such manner as shall be necessary or appropriate for the removal of any designee described above upon the request of the person entitled to designate such designee and for the election of a substitute designee nominated by such person, and to otherwise ensure that any vacancy occurring for any reason in any one of the board positions held by designees of a person as contemplated by Section 6(a) shall be filled only by an individual who (i) is nominated directly or indirectly by such person and (ii) causes the requirements described in Section 6(a) relating to the composition of the Company's Board of Directors to be satisfied.

        7.      PREEMPTIVE RIGHT.

                (a) The Company hereby grants to each Investor Shareholder and Principal Shareholder, so long as he, she, or it shall own, of record or beneficially, or have the right to acquire from the Company, any Shares, the right to purchase all or part of his, her, or its pro rata share of New Securities (as defined in Section 7(b)) which the Company, from time to time, proposes to sell and issue. An Investor Shareholder and Principal Shareholder's pro rata share, for purposes of this preemptive right, is the ratio of the number of shares of Common Stock which such Investor Shareholder and Principal Shareholder owns or has the right to acquire from the Company upon the exercise of any option or warrant which is then exercisable to the total number of shares of Common Stock then outstanding or issuable upon exercise of options or warrants which are then exercisable. The Investor Shareholder and Principal Shareholders shall have a right of over-allotment pursuant to this Section 7 such that, to the extent an Investor Shareholder and Principal Shareholder does not exercise his or her or its preemptive right in full hereunder, such additional shares of New Securities which such Investor Shareholder and Principal Shareholder did not purchase may be purchased by the other Investor Shareholder and Principal Shareholders in proportion to the total number of shares of Common Stock which each such other Investor Shareholder and Principal Shareholder owns or has the right to acquire from the Company upon exercise of options or warrants which are then exercisable, compared to the total number of shares of Common Stock which all such other Investor Shareholder and Principal Shareholders own or have the right to acquire from the Company.

                (b) "New Securities" shall mean any capital stock of the Company, whether now authorized or not, and rights, options, or warrants to purchase capital stock, and securities of any type whatsoever that are or may become convertible into or exchangeable for capital stock, issued on or after the date hereof; provided that the term "New Securities" does not include (i) Common Stock issued as a stock dividend to holders of Common Stock or upon any stock split, subdivision, or combination of shares of Common Stock, (ii) the aggregate number of shares of Common Stock issuable upon exercise of options and Restricted Stock permitted under the Purchase Agreement or any employee benefit plan approved by vote of the Board of Directors, (iii) Common Stock issued in connection with a public offering made pursuant to a registration statement filed under the Act, and (iv) Common Stock issued in connection with an acquisition, merger, senior loan financing or other transaction which has been approved by vote of the Board of Directors.

                (c) In the event the Company proposes to undertake an issuance of New Securities, it shall give each Investor Shareholder and each Principal Shareholder written notice of its intention, describing the type of New Securities and the price and the terms upon which the Company proposes to issue the same. Each Investor Shareholder and each Principal Shareholder shall have ten (10) business days from the date of receipt of any such notice to agree to purchase up to the Investor Shareholder and each Principal Shareholder's pro rata share of such New Securities (and any over-allotment amount pursuant to the operation of Section 7(a) hereof) for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

                (d) In the event any Investor Shareholder and each Principal Shareholder fails to exercise in full his or her or its preemptive right (after giving effect to the over-allotment provision of Section 7(a) hereof), the Company shall have one hundred twenty (120) days thereafter to sell the New Securities with respect to which the Shareholder's option was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company's notice. To the extent the Company does not sell all the New Securities offered within said 120-day period, the Company shall not thereafter issue or sell such New Securities without first again offering such securities to the Shareholders in the manner provided above.

                (e) The rights granted to the Shareholders under this Section 7 shall expire immediately prior to, and shall not apply in connection with, the consummation of the first Qualified Public Offering.

        8. INSURANCE. The Company shall at all times maintain for the benefit of its officers and directors liability insurance in scope and amount, and from an insurer, reasonably acceptable to the Investors; provided, however, that the Company shall not be obligated to maintain such insurance if in the good faith judgment of its Board of Directors such insurance is not available at a reasonable cost.

        9.      COMMITTEES.

                (a) There shall be established at all times during the term of this Agreement a Compensation Committee of the Board of Directors (the "Compensation Committee") which will consist of four members, one of whom shall be a designee pursuant to Section 6(a)(i) of this Agreement, a second of whom shall be a designee pursuant to Section 6(a)(ii) of this Agreement, and a third of whom shall be a designee pursuant to Section 6(a)(iii) of this Agreement and a fourth of whom shall be the Chief Executive Officer of the Company; provided, however, that until a Director designee is appointed pursuant to Section 6(a)(iii), that position shall be filled by a second Director designee appointed pursuant to
Section 6(a)(ii). The initial members of the Compensation Committee shall be Michael Robichaud, Scott Collins, Thomas S. Roberts and Alan Matthews. The Compensation Committee will determine the compensation of all senior employees and consultants of the Company (including salary, bonus, equity participation and benefits). The compensation of senior employees and consultants shall be reviewed by the Compensation Committee on an annual basis, and the decision by a majority of the members of the Compensation Committee will control the Committee's actions.

                (b) There shall be established at all times during the term of this Agreement an Audit Committee of the Board of Directors (the "Audit Committee") which will consist of two members, one of whom shall be a designee pursuant to Section 6(a)(ii) of this Agreement, and the second of whom shall be a designee pursuant to Section 6(a)(iii) of this Agreement. The initial members of the Audit Committee shall be Thomas S. Roberts and Scott Collins. The Audit Committee will meet with the independent accountants of the Company and will discuss and review any issues arising out of the annual audits of the Company by such independent accountants.

        10. TERM. This Agreement shall terminate immediately prior to (a) the consummation of the first Qualified Public Offering, or (b) the tenth anniversary of the date of this Agreement, whichever occurs first.

        11. FAILURE TO DELIVER SHARES. If any Shareholder becomes obligated to sell any Shares to another Shareholder under this Agreement and fails to deliver such Shares in accordance with the terms of this Agreement, such other Shareholder may, at its option, in addition to all other remedies it may have, send to the defaulting Shareholder the purchase price for such Shares as is herein specified. Thereupon, the Company, upon written notice to the defaulting Shareholder, (a) shall cancel on its books the certificate or certificates representing the Shares to be sold and (b) shall issue, in lieu thereof, in the name of such other Shareholder, a new certificate or certificates representing such Shares, and thereupon all of the defaulting Shareholder's rights in and to such Shares shall terminate.

        12. SPECIFIC ENFORCEMENT. Each Shareholder expressly agrees that the other Shareholders and the Company may be irreparably damaged if this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by any Shareholder, the other Shareholders and the Company shall, in addition to all other remedies, each be entitled to apply for a temporary or permanent injunction, and/or a decree for specific performance, in accordance with the provisions hereof.

        13. LEGEND. Each certificate evidencing any of the Shares now owned or hereafter acquired by the Shareholders shall bear in addition to any other legends required by other agreements or by law a legend substantially as follows:

                "Any sale, assignment, transfer or other disposition of the shares represented by this certificate is restricted by, and subject to, the terms and provisions of a certain Shareholders' Agreement dated as of June 4, 1998, as amended from time to time. A copy of said Agreement is on file with the Secretary of the Corporation."

        14. NOTICES. Notices given hereunder shall be deemed to have been duly given on the date of personal delivery or on the date of postmark if mailed by certified or registered mail, return receipt requested, to the party being notified at his or its address specified on SCHEDULE I hereto or such other address as the addressee may subsequently notify the other parties of in writing.

        15. ENTIRE AGREEMENT AND AMENDMENTS. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and neither this Agreement nor any provision hereof may be waived, modified, amended or terminated except by a written agreement signed by the Investors and the Principal Shareholders; PROVIDED, HOWEVER, that Investors owning at least a majority of the Shares owned by all Investors may effect any such waiver, modification, amendment or termination on behalf of all of the Investors and Principal Shareholders owning at least a majority of the Shares owned by all Principal Shareholders may effect any such waiver, modification, amendment or termination on behalf of all of the Principal Shareholders PROVIDED FURTHER, HOWEVER, that if any such waiver, modification, amendment or termination affects any Principal Shareholder disproportionately to other Principal Shareholders, the consent of such Principal Shareholder shall be required. Each of the Shareholders represents that he, she or it is not a party to any other agreement which would prevent him or it from performing his, her or its obligations hereunder. No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

        16. GOVERNING LAW; SUCCESSORS AND ASSIGNS. This Agreement shall be governed by the internal laws of The Commonwealth of Massachusetts without giving effect to the conflicts of laws principles thereof and, except as otherwise provided herein, shall be binding upon the heirs, personal representatives, executors, administrators, successors and assigns of the parties.

        17. SEVERABILITY. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

        18. CAPTIONS. Captions are for convenience only and are not deemed to be part of this Agreement.

         19. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                        * * * * * * * * * * * * * * * * *

        IN WITNESS WHEREOF, this Shareholders Agreement has been executed as of the date and year first above written.


                                           Stride & Associates, Inc.


                                           By: /s/ Michael Robichaud
                                              ----------------------------------
                                                 Name: Michael Robichaud
                                                 Title:  President


                                           SUMMIT VENTURES, IV, L.P.
                                           BY: SUMMIT PARTNERS  IV, L.P.
                                           ITS GENERAL PARTNER
                                           BY:  STAMPS, WOODSUM & CO.
                                           ITS GENERAL PARTNER


                                           By: /s/ Tom Roberts
                                              ----------------------------------
                                                 Name:
                                                 Title:


                                           SUMMIT VENTURES V, L.P.
                                           BY: SUMMIT PARTNERS V, L.P.
                                           ITS GENERAL PARTNER
                                           BY SUMMIT PARTNERS LLC
                                           ITS GENERAL PARTNER


                                           By: /s/ Tom Roberts
                                              ----------------------------------
                                                 Name:
                                                 Title:

                                           SUMMIT V ADVISORS FUND, L.P.
                                           BY: SUMMIT PARTNERS, LLC
                                           ITS GENERAL PARTNER


                                           By: /s/ Tom Roberts
                                              ----------------------------------
                                                 Name:
                                                 Title:


                                           SUMMIT V ADVISORS FUND (QP), L.P.
                                           BY:  SUMMIT PARTNERS, LLC
                                           ITS GENERAL PARTNER


                                           By: /s/ Tom Roberts
                                              ----------------------------------
                                                 Name:
                                                  Title:


                                          SUMMIT SUBORDINATED DEBT FUND II, L.P.
                                          BY:  STAMPS, WOODSUM & CO. IV
                                          ITS GENERAL PARTNER


                                           By: /s/ Tom Roberts
                                              ----------------------------------
                                                  Name:
                                                  Title:


                                           SUMMIT INVESTORS III, L.P.


                                           By: /s/ Tom Roberts
                                              ----------------------------------
                                                 Name:
                                                 Title:

                                           MANAGEMENT SHARHOLDERS:

                                            /s/ John Devine
                                           -----------------------------------
                                           John Devine

                                            /s/ Rachel Burnett
                                           -----------------------------------
                                           Rachel Burnett

                                            /s/ Alan Matthews
                                           -----------------------------------
                                           Alan Matthews

                                            /s/ Michael Robichaud
                                           -----------------------------------
                                           Michael Robichaud

                                           EMPLOYEE SHAREHOLDERS:




                                           ---------------------------
                                           Name:
                                           Address:

                                   SCHEDULE 1

COMPANY

STRIDE & ASSOCIATES, INC.
ATTN: ANTHONY GROVES, CHIEF FINANCIAL OFFICER
FAX: 212-697-6399

MANAGEMENT SHAREHOLDERS

JOHN DEVINE
1614 THE STRAND
HERMOSA BEACH, CA

RACHEL BURNETT
400 E 84TH STREET, APT. 39B
NEW YORK, NEW YORK 10028

ALAN MATTHEWS
8 QUEENS GROVE
LONDON NW8 8EL
UNITED KINGDOM

MICHAEL ROBICHAUD
45 BRONSON WAY
CONCORD, MA  01742

INVESTORS

600 ATLANTIC AVENUE, SUITE 2800
BOSTON, MA 02210-2227
ATTN:  THOMAS S. ROBERTS
FAX:  617-824-1100


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